Exhibit 3.1

BY-LAWS

FIRST TITLE

CORPORATE NAME, OBJECT, DOMICILE, AND DURATION

ARTICLE ONE: The name of the company is “Auna S.A.A.”

ARTICLE TWO: The purpose of the company is to organize, promote, and/or acquire investments, shares, holdings, and/or securities of any company in the health sector and/or linked to the health sector and/or that offers health care services, provides, manages, and/or negotiates health insurance of any kind, including any activity related to and complementary to the provision of health services; and transfer to third parties either in Peru or abroad any such investments, shares, holdings, and/or securities, as well as to dedicate itself or through third parties, among other things, to the administration of investments and to provide business administration and management services. Likewise, to be able to carry out, without exception, any commercial activity in respect of goods and services, under any title, directly or on behalf of third parties.

In order to carry out its object and conduct the activities related to it, the company may perform, at the local, regional, national, and international level, all acts and enter into all the contracts that Peruvian laws allow to openly held corporations (sociedad anonima abierta), in accordance with the provisions of the General Companies Law, the relevant rules of the Civil Code and others on the matter.

In addition, the company may invest in personal property, real estate, and other assets.

Pursuant to Article 11 of the General Companies Law, it is understood that the corporate purpose of the company includes the acts related to it that contribute to the realization of its purpose, even if they are not expressly indicated in these by-laws or in the articles of association; to carry out its object and ratify the activities related to it, the company may conduct all the acts and enter into all the contracts allowed to openly held corporations (sociedad anonima abierta) in accordance with the provisions of the General Companies Law.

ARTICLE THREE: The company is domiciled in the city of Lima. By decision of the general shareholders meeting, branches, offices, agencies, warehouses, and other similar units may be established anywhere in Peru or abroad.

ARTICLE FOUR: The duration of the company is for an indeterminate term and the company began its activities on October 29, 2008.

SECOND TITLE

SHARE CAPITAL - SHARES

ARTICLE FIVE: The company’s share capital is S/ 236,546,679.00 (Two hundred thirty-six million five hundred forty-six thousand six hundred seventy-nine and 00/100 soles), represented by 236,546,679 shares, of a nominal value of S/ 1.00 (one and 0/100 soles) each, fully subscribed and paid in.

The shares representing the share capital shall be divided into the following two (2) classes of shares:

(i)	Class “A” shares, for a total of 236,545,679 shares.

(ii)	Class “B” shares, for a total of 1,000 shares.

When the by-laws refer to shares, without distinguishing their class, it shall refer jointly to both types of shares.

ARTICLE SIX: Shares are registered and may be represented in certificates, which will mandatorily express all the information to which Article 100 of the General Companies Law refers to, book-entry form, in accordance with the applicable securities market rules, or by any other form permitted by law.

In the event that the shares are represented by certificates, these must be signed by two (2) directors or one (1) director and the general manager of the company. The provisions of this Article shall also apply for the issuance of provisional share certificates.

The company may issue provisional share certificates, even when the company or the respective capital increase is pending registration in the corresponding public registry, in accordance with the provisions of Article 87 of the General Companies Law.

The representation of the company’s shares in book-entry form shall be made by means of their registration in the accounting record of the Securities Clearing and Settlement Institution (Institución de Compensación y Liquidación de Valores) in which the entries are made.

ARTICLE SEVEN: The creation of shares shall be recorded in a share ledger where applicable in accordance with the provisions of Article 92 of the General Companies Law. The issuance of shares shall also be recorded in that ledger, in accordance with the provisions of Article 84 of said law, whether they are represented by provisional or final certificates.

The transfers, swaps, and splitting of shares, the establishment of rights and levies on them, and the agreements between shareholders or of shareholders with third parties in connection with the shares or which are intended to exercise the rights inherent thereto shall also be recorded in the ledger. When the shares are represented by account entries, the rules of the securities market shall apply.

The transfer of shares represented by certificates will be recorded in the share ledger in an entry that will be signed by two (2) directors or one (1) director and the general manager of the company. The company shall issue new certificates for the shares that have been the object of the transfer, in accordance with the provisions of the preceding Article six.

The entries in the share ledger that are not the result of a transfer of shares will be signed by two (2) directors or one (1) director and the general manager of the company.

ARTICLE EIGHT: The shares are indivisible, even if the ownership of some of them falls on several people, as co-owners. If so, co-owners shall designate a single person to exercise the shareholder rights. Such designation shall be made by letter with signature legalized by notary public, signed by co-owners representing more than fifty percent (50%) of the rights and actions on co-ownership shares. However, the co-owners shall be jointly and severally liable before the company for any obligations arising from the quality of shareholders. The company shall consider as owner of the share anyone who appears as such on the share ledger.

ARTICLE NINE: The transfer of shares may be carried out in any of the forms permitted by law and there will be no right of first refusal whatsoever.

However, when such shares are represented by certificates, the transfer shall only have effect before the company once: (i) the transferor communicates in writing to the company the transfer of his or her shares; and (ii) the transfer is recorded in the share ledger, an entry that must be signed by two (2) directors, or by one (1) director and the general manager. Any transfer of shares made without complying with the formalities and requirements set out above shall not be enforceable against the company.

In any case of transfer of shares represented by certificates, the company will collect the certificate or certificates of the transferring shareholder and issue a new share certificate or certificates in favor of the new owner, if requested.

When the shares are represented in book-entry form, the transfer shall be made in accordance with the applicable securities market rules. The registration of the transfer in favor of the acquirer produces the same effects as the delivery of the certificates and is enforceable against the company and third parties as from the moment it is made.

ARTICLE TEN: Each share entitles one (1) vote at the general shareholders’ meeting, except as provided for in Article Twenty-Eight of these by-laws for Class “B” shares. Each share confers on its holders the following rights:

a)	Class “A” shares confer the following rights:

1.	Participate, with priority, in the distribution of profits.

This priority shall be that holders of Class “A” shares will be entitled to receive a preferred dividend, on each annual financial year, equivalent to one hundred percent (100%) of the dividends that the general shareholders’ meeting agrees to distribute, of up to a maximum of US$ 1,000,000,000.00 (one billion and 00/100 U.S. Dollars) or its equivalent in national currency. The excess of dividends that the general shareholders’ meeting agrees to distribute shall be distributed on a pro rata basis between Class “A” shares and Class “B” shares.

2.	Participate in the resulting net profits or assets in case of dissolution and liquidation of the company.

3.

Intervene and vote at the general shareholders meetings, only with respect to the matters that address (i) the approval of corporate management and financial results expressed in the company’s financial statements, (ii) increasing or reducing the share capital, or delegate such decision to the company’s board within the limits established by law, (iii) the designation or delegation to the board of the appointment of external auditors, and (iv) resolving on the application of profits, if any. Class “A” shares shall have no say or vote on any matter other than those expressly indicated in this item.

4.

Have a priority for the subscription of Class “A” shares and obligations and other securities convertible into Class “A” shares, with the conditions and exceptions established by the General Companies Law.

5.	Separate from the company in the cases provided for in the General Companies Law and in the by-laws.

6.

Subject to the limitations on the right to vote provided for in item 3 above, all other rights established by the General Companies Law in favor of the voting shares of an openly held corporation (sociedad anonima abierta).

b)	Class “B” shares are voting shares that confer the following rights:

1.

Participate in the distribution of profits and in that of the net profits or assets resulting from the liquidation of the company in proportion to his or her holding in the share capital of the company; provided that, in the case of dividends, the priority of Class “A” shares set out in item 1 of subparagraph a) of this Article have been observed.

2.

Participate and vote at general shareholders’ meetings, including but not limited to those matters that address (i) the approval of corporate management and financial results expressed in the company’s financial statements, (ii) increasing or reducing the share capital, or delegate such decision to the company’s board within the limits established by law, (iii) the designation or delegation to the board of the appointment of external auditors, (iv) resolving on the application of profits, if any, (v) the election and removal of members of the company’s board or matters related thereto, including, but not limited to, determining the compensation of board members, (vi) the approval of the issuance of obligations, (vii) the amendment of the by-laws, (viii) the disposition, in a single act, of assets whose book value exceeds fifty percent (50%) of the company’s capital, (ix) agreeing to the transformation, merger, spin-off, reorganization, and dissolution of the company, as well as deciding on its liquidation, and (x) the revocation of any delegations of powers in the board agreed by the general shareholders meeting, including, but not limited to, the power to agree on capital increases pursuant to Article 206 of the General Companies Law.

3.	Oversee, in the form established in the General Companies Law and in the by-laws, the management of the company’s business.

4.

Have a priority for the subscription of Class “B” shares and obligations and other securities convertible into Class “B” shares, with the conditions and exceptions established by the General Companies Law.

5.	Separate from the company in the cases provided for in the General Companies Law and in the by-laws.

6.	All other rights established by the General Companies Law in favor of the shares with the right to vote of an openly held corporation (sociedad anonima abierta).

c)

None of the Class “A” or Class “B” shares will be subdivided, consolidated, reclassified, or otherwise modified unless, at the same time, the other class of shares (Class “A” or Class “B,” as appropriate) is subdivided, consolidated, reclassified, or otherwise modified in the same proportion and in the same way, except in the scenarios provided for in subparagraph d) that follows and in Article twelve of these by-laws.

d)

Any transfer of Class “B” shares in favor of a new holder, even in cases of transfer for inheritance reasons, will result in Class “B” shares transferred being converted at the time of their transfer, automatically and without the need for any additional act whatsoever, into Class “A” shares. The automatic conversion of Class “B” shares into Class “A” shares referred to in this paragraph shall not apply in the event of transfers made by Grupo Enfoca and Luis Felipe Pinillos Casabonne, as well as any other shareholder holding Class “B” shares, to a trust fund in which Grupo Enfoca and Luis Felipe Pinillos Casabonne act as originators, or in case of transfers of Class “B” shares, in favor of Grupo Enfoca or of Luis Felipe Pinillos Casabonne, as appropriate.

ARTICLE ELEVEN: The ownership of a share implies the absolute submission to the provisions of these by-laws and to all decisions taken by the general shareholders meeting, without prejudice to the rights to challenge or separation that the General Companies Law grants to the shareholder.

ARTICLE TWELVE: In the event that the entities that are part of Grupo Enfoca and Luis Felipe Pinillos Casabonne, together, directly or indirectly, own less than 10% of the total Class “A” shares, the classes of shares will be automatically eliminated and both Class “A” shares and Class “B” shares will become common shares of a single class and with the same rights and obligations on the date of the call for the next annual shareholder meeting is made. In such a scenario, the by-laws shall be automatically amended in the terms set out in the First Additional Clause, being sufficient for the purposes of the formalization of such automatic amendment that the general manager of the Company signs the formalization documentation that is necessary for the purpose of recording such automatic conversion and the new by-laws in the Company’s file in the public registry. For the purposes of verifying the percentage jointly held by Grupo Enfoca and Luis Felipe Pinillos Casabonne, the following will be taken into account: (i) the information on Class “A” shares that appears in the share ledger or in the accounting record where book-entry form shares are recorded, or (ii) written evidence received by the company no later than January 31 of each calendar year, that Grupo Enfoca and Luis Felipe Pinillos Casabonne are registered as holders of ADSs or ADRs representative of Class “A” shares in such a number that their joint holding in said shares represents 10% or more of the Class “A” shares.

The following are considered to be entities of Grupo Enfoca, to the extent that they hold the company’s shares at the time of the verification referred to in the preceding paragraph:

•	ENFOCA DISCOVERY 1 S.A.C.

•	ENFOCA DISCOVERY PARALLEL S.A.C.

•	ENFOCA DESCUBRIDOR 1, FONDO DE INVERSION

•	ENFOCA DISCOVERY 2, L.P.

•	ENFOCA DESCUBRIDOR 2, FONDO DE INVERSION

•	ENFOCA INVESTMENTS LTD. or any entity managed or controlled by, or affiliated with, Enfoca Investments Ltd.

THIRD TITLE

CORPORATE BODIES AND MANAGEMENT

ARTICLE THIRTEEN: The following are corporate bodies:

1.	The general shareholders meeting.

2.	The board.

3.	The general management.

The management of the company is under the responsibility of the board, the general manager, and one or more managers.

The operation of the corporate bodies is governed by the provisions of these by-laws and the General Companies Law.

FOURTH TITLE

THE GENERAL SHAREHOLDERS MEETINGS

ARTICLE FOURTEEN: The general shareholders meeting shall be convened by the board when ordered by the General Companies Law, established by the by-laws, agreed by the board since it considers it necessary for the corporate interest, or upon request by a number of shareholders representing, at least, five percent (5%) of the shares subscribed with the right to vote of the company and whose voting rights are not suspended by virtue of the provisions of Article 105 of the General Companies Law.

The call will be made by means of a notice published in the Official Journal “El Peruano” and in another newspaper with great circulation in the city of Lima. The advance of the publication of the notice of call to the general shareholders meeting shall be at least twenty-five (25) days.

The notice of call shall contain the indication of the place, day and time of holding of the general shareholders meeting, as well as the matters to be discussed. In a single notice, more than one call can be made, in which case there must not be less than three (3) or more than (10) days between calls. If the duly convened general shareholders meeting is not held in the first call, and the date for the second call has not been provided for in the notice, this must be convened with the same requirements as the first one, and with the indication that it is a second call, within ten (10) days of the date established for the general shareholders meeting that did not take place and three (3) days in advance of the date of the second meeting. Except where two or more calls are published in a single notice, the general shareholders meeting in the second call must be held within thirty (30) days of the first one and the third call within the same period as the second one.

When the call is requested by shareholders representing at least five percent (5%) of the shares subscribed with the right to vote, the board must publish the corresponding notice of call within fifteen (15) days of receipt of the request.

The provisions of the preceding paragraph apply to requests for the convening of special meetings. The calculation basis to determine the five percent (5%) is made up of the shares that form the class that intends to meet in a special meeting.

ARTICLE FIFTEEN: The general shareholders meeting meets mandatorily at least once a year within three (3) months of the end of the financial year. Its purposes are the following:

1.

Pronounce, to corporate management, the financial results of the previous financial year expressed in the financial statements. Such pronouncement corresponds to Class “A” shares and Class “B” shares together.

2.	Decide on the distribution of profits, if any. Such pronouncement corresponds to Class “A” shares and Class “B” shares together.

3.	Designate or delegate to the board the appointment of external auditors. Such pronouncement corresponds to Class “A” shares and Class “B” shares together.

4.

Increase or reduce the share capital, or delegate such decision to the company’s board within the limits established by the General Companies Law. Also, amend the by-laws to reflect the increase or reduction of capital. Such decision corresponds to Class “A” shares and Class “B” shares together.

5.

Elect, when appropriate, the members of the board and set the number of members and their compensation. In this case, Class “B” shares shall only have the right to vote and shall only be counted for the purpose of determining the applicable quorum and majority.

6.

For the purpose of counting quorum and majority requirements, the Class “A” shares and Class “B” shares applicable with respect to the above numerals 1 to 4 shall have the right to vote and will be counted. For any agreement that is adopted by the general shareholders meeting, in relation to numeral 5, only Class “B” shares will be entitled to vote and be counted for the purpose of determining the applicable quorum and majority.

ARTICLE SIXTEEN: It is exclusively for Class “B” shares within the Class “B” shareholders’ meeting to:

1.

Remove the members of the board and appoint their replacements. In this case, Class “B” shares shall only have the right to vote and shall only be counted for the purpose of determining the applicable quorum and majority.

2.

Amend the by-laws in any matter other than capital increases and reductions. In this case, only Class “B” shares will have the right to vote and will be counted for the purpose of determining the applicable quorum and majority, except in cases where the by-laws must be amended as a result of an increase or reduction in capital, in which case Class “A” shares and Class “B” shares will have the right to vote and will be counted for the purpose of determining the applicable quorum and majority.

3.	Issue obligations. In this case, Class “B” shares shall only have the right to vote and shall only be counted for the purpose of determining the applicable quorum and majority.

4.

Agree to the disposition, in a single act, of assets whose book value exceeds fifty percent (50%) of the company’s capital. In this case, Class “B” shares shall only have the right to vote and shall only be counted for the purpose of determining the applicable quorum and majority.

5.	Arrange special investigations and audits. In this case, Class “B” shares shall only have the right to vote and shall only be counted for the purpose of determining the applicable quorum and majority.

6.

Agree to the transformation, merger, spin-off, reorganization, and dissolution of the company; as well as to decide on its liquidation. In this case, Class “B” shares shall only have the right to vote and shall only be counted for the purpose of determining the applicable quorum and majority.

7.

The revocation of any delegations of powers to the board agreed by the general shareholders meeting, including, but not limited to, the power to agree on capital increases in accordance with Article 206 of the General Companies Law. In this case, Class “B” shares shall only have the right to vote and shall only be counted for the purpose of determining the applicable quorum and majority.

8.

Resolve the cases where the General Companies Law or the by-laws provides for their intervention and in any other that requires the corporate interest. In this case, Class “B” shares shall only have the right to vote and shall only be counted for the purpose of determining the applicable quorum and majority.

ARTICLE SEVENTEEN: Notwithstanding the foregoing, the general shareholders meeting or the special Class “B” shareholders meeting, as the case may be, shall be understood to be convened and validly constituted anywhere to deal with any matter and to adopt the corresponding agreements, provided that the shareholders or their proxies representing all the shares subscribed with the right to vote (considering the rights corresponding to each class of shares) are present, and the attendees unanimously accept to conduct the meeting and agree on the matters it intends to address.

ARTICLE EIGHTEEN: Holders of shares entitled to vote (considering the rights that correspond to each class of shares) that are registered in their name in the share ledger or the accounting record no less than ten (10) days before the holding of the general shareholders meeting, may attend the general shareholders meeting and exercise their rights.

The directors and general manager who are not shareholders may attend the meeting, with a voice, but without a vote. Officers, professionals, and technicians working for the company may be invited to attend, with a voice, but without a vote, as well as anyone who may have an interest in the smooth running of corporate matters.

In the event of not being able to attend personally, every shareholder who has the right to attend the general shareholders meeting may be represented by any person appointed by him or her, whether or not he or she is a shareholder for which a simple letter delivered at the company’s domicile will be required for each general shareholders meeting. Proxies must be registered with the company at least forty-eight (48) hours before the time set for holding the general meeting.

ARTICLE NINETEEN: The quorum shall be counted and established at the beginning of the general shareholders meeting. For the holding of the general shareholders meeting, in the case of addressing the matters referred to in numerals 1 to 5 of Article Fifteen of these by-laws, the attendance of at least fifty percent (50%) of the subscribed shares with voting rights will be necessary in the first call. In the second call, the attendance of shareholders representing at least twenty-five percent (25%) of the subscribed shares with voting rights will suffice. In the event that this quorum is not achieved in the second call, the general shareholders meeting is held in the third call, and the attendance of any number of subscribed shares with voting rights will suffice.

The agreements shall be adopted with the favorable vote of the absolute majority of the subscribed shares with voting rights represented at the general shareholders meeting in the matters provided for in numerals 1 to 4 of Article Fifteen above. In the case of the matters provided for in numeral 5 of Article Fifteen above, agreements shall be adopted only with the favorable vote of the absolute majority of Class “B” subscribed shares with voting rights represented at the Class “B” general shareholders meeting.

At the general shareholders meetings convened to deal with matters requiring different attendances, when a shareholder expressly indicates the following and states it for the record at the time of preparing the attendee list, his or her shares shall not be counted to establish the quorum required to deal with any of the matters referred to in the preceding paragraph.

Without prejudice to what has been established in the second paragraph of this Article, it is stated for the record that general shareholders meeting agreements affecting the particular rights of Class “A” or Class “B” shares, must be approved in a separate meeting by the special meeting of shareholders of the relevant class. The special shareholders meeting shall be governed by the provisions of the general shareholders meeting, as long as they apply thereto. Notwithstanding the foregoing, in no event shall Class “A” shares have the right to vote for the election or removal of directors.

ARTICLE TWENTY: For the holding of the special Class “B” shareholders’ meeting, referred to in Article Sixteen of these by-laws, the attendance of at least fifty percent (50%) of the subscribed Class “B” shares with voting rights will be necessary in the first call. In the second call, the attendance of shareholders representing at least twenty-five percent (25%) of the subscribed Class “B” shares with voting rights will suffice. In the event that this quorum is not achieved in the second call, the general shareholders meeting will be held in the third call, and the attendance of any number of subscribed Class “B” shares with voting rights will suffice. In any case, the agreements are adopted by the majority of subscribed Class “B” shares with voting rights represented at the meeting.

Notwithstanding the foregoing, the Class “B” general shareholders meeting may be held without the need for a call when 100% of the Class “B” shares are represented therein and agree on the matters to be addressed.

However, when the adoption of the agreements relating to the matters referred to in Articles Fifteen and Sixteen is to be made in compliance with a mandatory legal provision, neither the quorum nor the majority referred to in said Article shall be required.

ARTICLE TWENTY-ONE: The chair of the board presides over the general shareholders meetings; in his or her absence, the vice president of the board presides; and, in the absence of the latter, the person appointed in the corresponding meeting to this end presides. The general manager acts as secretary of the meeting; in his or her absence, it is done by the person appointed at the meeting.

ARTICLE TWENTY-TWO: At the request of shareholders representing at least twenty-five percent (25%) of the subscribed shares with voting rights, the general shareholders meeting shall be postponed only once, for no less than three (3) or more than five (5) days and without the need for a new call, to discuss and vote on matters on which they do not consider themselves sufficiently informed. Whatever the number of meetings in which a general shareholders meeting is eventually divided, it is considered as one, and a single record will be recorded.

ARTICLE TWENTY-THREE: Before the convening of the general shareholders meeting, the list of attendees is prepared, expressing the character or representation of each and the number and class of own or other shares with which they attend. After reading the list, the number of shares represented, their class, and their percentage with respect to the total will be determined.

The right to vote cannot be exercised by anyone who has, on his or her own or third parties’ account, interests in conflict with those of the company.

The shares regarding which the right to vote cannot be exercised are counted to establish the quorum of the general shareholders meeting, but are not counted to establish a majority when voting.

ARTICLE TWENTY-FOUR: The general shareholders meeting and the agreements adopted therein shall be recorded in minutes expressing a summary of what happened at the meeting. The minutes may be recorded in a book especially open to that effect legalized in accordance with the General Companies Law, on loose sheets, or in any other form provided for by the General Companies Law or other applicable rule.

The minutes of each general shareholders meeting shall meet the requirements set out in Article 135 of the General Companies Law.

FIFTH TITLE

CORPORATE MANAGEMENT

CHAPTER ONE

BOARD OF DIRECTORS

ARTICLE TWENTY-FIVE: Directors shall be elected by the holders of Class “B” shares in the form established in Article 164 of the General Companies Law. In this regard, it is expressly stated for the record that, in accordance with the provisions of Article Ten, the election of directors shall be carried out at a special shareholders meeting of Class “B” shares. The board shall be formed by a number of between three (3) and eleven (11) members, who must necessarily be individuals, and the special shareholders meeting of Class “B” shares choosing them must decide the number of directors for the respective period. It is not necessary to be a shareholder to be a director.

For each regular director, it will be possible to choose a substitute director, who shall replace the regular director in the event of absence or impediment. Likewise, it will be possible to choose alternate directors, empowered to replace any regular director in the event of absence or impediment, as necessary. Substitute or alternate directors replace the corresponding regular director, definitively in the event of a vacancy or temporarily in the event of absence or impediment.

ARTICLE TWENTY-SIX: The position of director will be remunerated.

Directors will be elected for a period of between one (1) and three (3) years, as determined by the special shareholders meeting of Class “B” shares. They may be reelected indefinitely and will continue in the exercise of their positions, as long as no new election is made.

Directors shall be elected through the cumulative voting procedure. For this purpose, each Class “B” share entitles as many votes as directors to be elected. Each shareholder may accumulate his or her votes in favor of a single person or distribute them among several. directors who, at the end of the election, obtain the highest number of votes in their favor, following their order, will be proclaimed.

If two (2) or more people obtain an equal number of votes and cannot all be on the board, because the number of directors set for that election does not allow it, it will be decided by lot which of them should be the director or directors.

The form of election referred to in this Article shall not apply when directors are unanimously elected.

Substitute or alternate directors may be chosen following the same procedure specified in the preceding paragraphs.

Directors may be removed from office prior to the end of the period referred to in the preceding paragraph, by agreement adopted at the meeting of Class “B” shareholders.

ARTICLE TWENTY-SEVEN: Every director can be represented by another individual, who will necessarily have to be another member of the board. The representation must be recorded through a proxy, facsimile, or any written means of communication. In such a case, an express delegation should be made for each meeting.

In the event of the absence or impediment of the regular director, he or she shall be replaced by the corresponding alternate or substitute director, as appropriate.

ARTICLE TWENTY-EIGHT: The board will hold a meeting regularly once every three (3) months and extraordinarily every time requested by one of the board members. This, without prejudice to the fact that committees created by the board may meet with a different frequency.

The board shall hold the meetings at the headquarters, unless it is unanimously determined to hold meetings in a different place, including abroad.

In addition, the board may meet in non-face-to-face meetings to be held with the attendance of directors or their representatives through written, electronic, or other means that allow communication and guarantee the authenticity of the agreements.

The call for a face-to-face or non-face-to-face meeting shall be made by the chair, and if he or she does not do so, by the board member requesting its convening, by means of notes, or any other written means of communication, including email to the registered address of the director before the company, and no less than three (3) days in advance of the date indicated for the meeting. In the case of directors residing abroad, who do not have a duly authorized representative, they must be summoned by letter, telex, or facsimile or any other written means of communication, including email to the director’s registered address before the company, at least ten (10) days before the date set for the meeting. In any event, the communication must clearly express the place, day, and time of the meeting and the matters to be addressed therein; however, any director may submit to the board’s consideration the matters that he or she believes are of interest for the company.

Notwithstanding the provisions of the preceding paragraph, the face-to-face or non-face-to-face meeting shall be deemed to have been convened and shall be validly constituted provided that all directors meet and they unanimously accept the holding of the meeting and the matters to be addressed therein.

ARTICLE TWENTY-NINE: For the board to hold a meeting validly, it is necessary that half plus one of its members meet face-to-face or non-face-to-face.

ARTICLE THIRTY: On the board, each director has the right to one vote. The agreements shall be adopted with the favorable vote of the majority of directors.

The director appointed as chair of the board shall have a deciding vote in the event of a draw in the vote of the board, when appropriate.

For the drafting, recording, and signature of the minutes resulting from the face-to-face or non-face-to-face meetings, the following procedure must be followed:

1.

The designated secretary shall draw up the minutes of each meeting, which shall state: the date, time, and place or means of conducting the meeting, the name of the directors present, the matters dealt with, and the resolutions adopted, indicating the votes cast in each case, as well as the records that the directors attending the meeting kindly stated.

2.	Directors may raise any comments they consider. If not immediately, the minutes will be considered comprehensive and automatically approved.

3.

The minutes will then be recorded in the book or on loose sheets, including the observations made by the directors attending the meeting, after which the minutes will be signed and this will have legal force and, consequently, the agreements referred to therein will be carried out.

4.	The minutes shall be signed by those who acted as chair and secretary of the meeting or by those who have been expressly appointed for this purpose.

5.

When, for any circumstance, it is not possible to issue the minutes of a board meeting in the book or loose sheets, it shall be issued in a special document, which shall be incorporated in due time into the book of minutes or loose sheets.

ARTICLE THIRTY-ONE: The position of director becomes vacant for death, resignation, removal, or for the director incurring any of the grounds of impediment specified by law. If there are no substitute or alternate directors and the vacancy of one or more directors occurred, and as long as a new election is held, the board itself may choose the substitutes to complete the number of directors for the remainder of their term of office.

ARTICLE THIRTY-TWO: The board is responsible for the following:

1.	Choose from among its members its president and vice president, without prejudice to being appointed by the special shareholders meeting of Class “B” shares.

2.	Establish its own operation and that of the committees that it could create for the most appropriate handling of the issues within its competence.

3.	To become aware of the resignation of its members and to act as set out in Article Thirty-Six of these by-laws.

4.

Temporarily entrust certain matters to one or more of its members or to committees created for this purpose, through the approving vote of the majority of its members. Any permanent delegation of any faculty of the board and the appointment of directors to exercise it, requires the favorable vote of two-thirds of the members of the board, and must be registered in the Companies’ Registry of Lima, without the requirement of which it will not be valid.

5.	Grant powers on behalf of the company and revoke them.

6.	Convene the general shareholders meetings.

7.

Prepare the corporate management report, the financial statements, and the proposal for distribution of profit, and submit them on a yearly basis to the consideration of the general shareholders meeting. This attribution is non-transferrable.

8.

Appoint and remove the general manager, the other managers, and the main officials of the company; determine their obligations, powers, and remuneration, without prejudice to the provisions of these by-laws and, without prejudice to the power of the general shareholders meeting to carry out these same acts.

9.	Exercise the powers delegated thereto by the general shareholders meeting.

10.	The only acts that the board cannot perform are those for which approval is reserved to the general shareholders meeting.

ARTICLE THIRTY-THREE: In cases of absence or impediment of the chair of the board, the vice president will replace him or her in all his or her duties. The vice president’s intervention is sufficient as proof of the chair’s absence or impediment.

ARTICLE THIRTY-FOUR: Directors are jointly and severally liable for the following:

1.	The damages and losses caused by agreements or acts contrary to law, the by-laws, or those done conducted with intent, abuse of powers, or gross negligence.

2.	For compliance with the agreements of the general shareholders meeting, unless they provide otherwise for particular cases.

3.

They will also be jointly and severally liable to the directors who preceded them and for the irregularities they could have committed, if, knowing them, they did not report them in writing to the general shareholders meeting at the time of taking office, or immediately after knowing them.

In any case, the director who has participated in the agreement or who, having become aware of it, has expressed his or her dissatisfaction at the time of the agreement or when he or she learned about it, is not liable, provided that he or she has made sure that such nonconformity is recorded in the minutes or has stated his or her disagreement for the record through a notarized letter.

ARTICLE THIRTY-FIVE: The company will hold board members and company managers (collectively, the “Directive”) harmless, and assumes full and exclusive responsibility for any loss or damage they may suffer as a result of the exercise of their respective positions in the company.

In this sense, the company undertakes to hold the Directive harmless and exempt them from all liability for any claim, complaint, procedure, investigation, sanction, fine, ruling, or conviction (referred to jointly and interchangeably as the “Claims”) that may be filed, followed or pronounced against the company or directly against any of the Directive as a result of the exercise of their respective position in the company, with the exception of cases in which it is established by final and unappealable decision that such liability is the result of the Directive having violated the law or the by-laws of the company, or of his or her action with intent, gross negligence, or abuse of faculties. The company may enter into indemnity agreements to formalize this obligation.

If it is determined that it is not appropriate to indemnify the Directive for the reasons referred to in the preceding paragraph, the Directive shall reimburse any amounts advanced by the company to cover expenses or other concepts related to the Claims.

The company will contract and maintain an insurance policy in force (D&O Liability Insurance) that protects each of the Directive against any Claim arising out of the exercise of their respective position in the company.

CHAPTER ONE

MANAGEMENT

ARTICLE THIRTY-SIX: The general manager shall be appointed by the board or by the general shareholders meeting. The general manager is in charge of the management of the company, under the control of the board and the general shareholders meeting. In order to be a manager, it is not necessary to be a shareholder.

The duration of the position is indefinite and the general manager may be removed at any time by the board or by the general shareholders meeting. In the absence of the general manager, he or she will be replaced by the person appointed by the board or the general shareholders meeting.

The company may have several managers in addition to the general manager, as decided by the board or the general shareholders meeting.

ARTICLE THIRTY-SEVEN: The powers and attributions of the general manager are those indicated in Article 188 of the General Companies Law and others specifically granted by the board or the general shareholders meeting.

ARTICLE THIRTY-EIGHT: The general manager shall have the responsibilities attributed to him or her by Article 190 of the General Companies Law.

SIXTH TITLE

FINANCIAL STATEMENTS AND DISTRIBUTION

OF PROFITS

ARTICLE THIRTY-NINE: The financial year of the company will end on December 31 of each year.

At the end of the financial year, the board shall prepare the annual report and the financial statements, with the requirements and information required by the General Companies Law and the other applicable legal provisions, in addition to the proposal for distribution of profit resulting from the financial statement, and shall submit these documents to the consideration of the mandatory annual shareholders meeting held within the first quarter of the financial year. Such documents shall be made available to shareholders, in the company’s offices, with the advance necessary to be submitted for consideration of the mandatory annual meeting.

ARTICLE FORTY: The distributable profit obtained by the company shall be applied in the form resolved by the general shareholders meeting, taking into account that, when the company obtains a distributable profit in a given financial year, a minimum of ten percent (10%) of said profit, deducting income tax, must be allocated to a legal reserve, until it reaches an amount equal to the one-fifth (1/5) part of the share capital. Excess over this limit will not have legal reserve status.

The losses corresponding to a financial year shall be compensated with voluntary reserves or profits. In the absence of these, they are compensated with the legal reserve. In the latter case, the legal reserve must be reinstated with the profits of subsequent financial years. The company may capitalize on the legal reserve, being obliged to reinstate it, thus allocating the profits of subsequent financial years to that end.

ARTICLE FORTY-ONE: The following rules shall be observed for the distribution of dividends:

1.	Dividends may only be paid based on the profits obtained or substitute reserves and provided that the net worth is not less than the capital paid.

2.

The profits shall be applied in accordance with the agreement adopted in this case by the general shareholders meeting pursuant to the provisions of the General Companies Law, Article Ten of these by-laws, and according to the dividend policy approved by the company. Dividends shall be applied observing the priority established in favor of the Class “A” shares referred to in Article Ten of these by-laws.

3.	The distribution of interim dividends is valid.

4.

If the general shareholders meeting agrees to an interim dividend without having the favorable opinion of the board, the joint liability for the payment rests solely with the shareholders who voted in favor of the agreement.

5.	It is valid that the delegation to the board includes the power to agree on the distribution of interim dividends.

The distribution of dividends in money up to an amount equal to half the distributable profit for each financial year is mandatory, after the amount to be applied to the legal reserve is deducted, if requested by shareholders representing at least twenty percent (20%) of the total subscribed shares with voting rights. This request may only refer to the profits of the immediately preceding financial year.

SEVENTH TITLE

AMENDMENT OF THE BY-LAWS, INCREASE

AND REDUCTION OF CAPITAL

ARTICLE FORTY-TWO: With the exception of the assumption provided for in Article Twelve for any amendment of the by-laws, it is necessary:

1.	To express in the convening of the general shareholders meeting, clearly and accurately, the provisions which amendment will be submitted to the board.

2.	That the agreement be adopted in accordance with Article Twenty, leaving the provisions of Article Nineteen aside.

ARTICLE FORTY-THREE: No amendment of the by-laws may impose on new shareholders obligations of an economic nature, except for those who have expressly set forth their acceptance at the general shareholders meeting or who subsequently do so in an indubitable manner.

ARTICLE FORTY-FOUR: The capital of the company may be increased by:

1.	New contributions.

2.	The capitalization of loans against the company; including the conversion of obligations into shares.

3.	The capitalization of profits, reserves, earnings, capital premiums, and revaluation surpluses.

4.	The other forms provided for in the General Companies Law.

The agreements to increase share capital shall be adopted in accordance with the requirements laid down in Article Nineteen of these by-laws, except for the exceptions provided for in these by-laws and in the General Companies Law.

ARTICLE FORTY-FIVE: For the increase of capital by contributions or by capitalization of loans against the company, it is a prerequisite that all subscribed shares be fully paid. This requirement shall not be enforceable when there are capital calls by delinquent shareholders against whom the company has initiated process and in the other cases provided for by the General Companies Law.

ARTICLE FORTY-SIX: In the capital increase by new contributions, shareholders will have preemptive right to subscribe, on the pro rata basis of their shareholding, the shares that are created.

Shareholders who are in arrears in the payment of capital calls may not exercise this right, and their shares shall not be counted to establish the pro rata share in the preemptive right.

There is no preemptive subscription right in the increase in capital by conversion of bonds into shares, when the company grants certain shareholders or third parties the option to subscribe shares referred to in Article 103 of the General Companies Law, or in cases of reorganization of companies established in said law.

The exercise of the preemptive subscription right is governed by the provisions of Article 208 of the General Companies Law.

By virtue of Article 259 of the General Companies Law, if the increase of capital by new contributions (i) has been adopted by agreement of the general shareholders meeting in the form and with the quorum provided for in Article 257 of the General Companies Law and which also has the favorable vote of at least 40% of the subscribed shares with voting rights, and (ii) has not been adopted for the purpose, direct or indirect, of improving the shareholding position of any of the shareholders, shareholders shall not have preemptive right to subscribe the shares that are created.

However, in those cases where the increase in capital by new contributions referred to in the preceding paragraph results in the creation of shares that will be object of a public offering, it will be required that the agreement of the general shareholders meeting approving such an increase only has the favorable vote of at least 25% of the subscribed shares with voting rights.

ARTICLE FORTY-SEVEN: The agreements of share capital reduction shall be adopted in accordance with the requirements set out in Article Nineteen of these by-laws. The general shareholders meeting shall indicate the procedure by which the company will carry out such a reduction.

EIGHTH TITLE

DISSOLUTION, LIQUIDATION, AND EXTINCTION OF THE COMPANY

ARTICLE FORTY-EIGHT: The company shall proceed to its dissolution and liquidation in the cases provided for by the General Companies Law or when resolved by the general shareholders meeting convened or gathered for that purpose.

Once dissolved, the company will retain its legal entity for the duration of the liquidation and until the extinction is recorded in the Registry of Legal Entities, having to add to its name the words “in liquidation” in its documents and correspondence during this period. In the event of dissolution by agreement, the general shareholders meeting shall appoint, in the same act, the liquidators in a number that will necessarily be odd. The agreement mentioned shall be adopted in accordance with the provisions of Article Nineteen of these by-laws. In order to be a liquidator, it is not necessary to be a shareholder.

Liquidators may be removed at any time by the general shareholders meeting. In the same act, the board shall designate the person or persons who shall replace the removed liquidator or liquidators.

Liquidators shall have the powers and obligations conferred on them by the General Companies Law, and must comply with the rules contained in such a provision of law in the performance of their duties.

NINTH TITLE

GENERAL PROVISIONS

ARTICLE FORTY-NINE: All cases not provided for in these by-laws will be resolved in accordance with the provisions of the General Companies Law and, in general, Peruvian legislation.

ARTICLE FIFTY: Any discrepancy or controversy arising between the shareholders, directors, or administrators of the company, as a result of the interpretation or application of these by-laws, the General Companies Law, and other applicable rules, will be resolved by means of an arbitration of law, which will be carried out in accordance with the rules, guidelines, and administration of the Arbitration Center of the Lima Chamber of Commerce. Challenges to agreements adopted by the general shareholders meeting will also be resolved by arbitration.

The arbitral award shall be unappealable and final.

The arbitration will take place in the city of Lima, and will be conducted in Spanish.

ARTICLE FIFTY-ONE: Any discrepancy or controversy arising against the company or the directors or managers of the company, on the basis of, or as a result of, the interpretation or application of the state or federal securities rules of the United States of America, may only be submitted and resolved by the United States District Court for the Southern District of New York, or in the event that such court is replaced, by any other federal court of first instance of the United States of America with jurisdiction over the Borough of Manhattan in New York City. This, without prejudice to the exclusive jurisdiction of the courts of the Republic of Peru as regards any other matter governed by Peruvian law.

FIRST ADDITIONAL CLAUSE:

SEE ANNEX II

***

ANNEX II

BY-LAWS

FIRST TITLE

CORPORATE NAME, OBJECT, DOMICILE, AND DURATION

ARTICLE ONE: The name of the company is “Auna S.A.A.”

ARTICLE TWO: The purpose of the company is to organize, promote, and/or acquire investments, shares, holdings, and/or securities of any company in the health sector and/or linked to the health sector and/or that offers health care services, provides, manages, and/or negotiates health insurance of any kind, including any activity related to and complementary to the provision of health services; and transfer to third parties either in Peru or abroad any such investments, shares, holdings, and/or securities, as well as to dedicate itself or through third parties, among other things, to the administration of investments and to provide business administration and management services. Likewise, to be able to carry out, without exception, any commercial activity in respect of goods and services, under any title, directly or on behalf of third parties.

In order to carry out its object and conduct the activities related to it, the company may perform, at the local, regional, national, and international level, all acts and enter into all the contracts that Peruvian laws allow to openly held corporations (sociedad anonima abierta), in accordance with the provisions of the General Companies Law, the relevant rules of the Civil Code and others on the matter.

In addition, the company may invest in personal property, real estate, and other assets.

Pursuant to Article 11 of the General Companies Law, it is understood that the corporate purpose of the company includes the acts related to it that contribute to the realization of its purpose, even if they are not expressly indicated in these by-laws or in the articles of association; to carry out its object and ratify the activities related to it, the company may conduct all the acts and enter into all the contracts allowed to openly held corporations (sociedad anonima abierta) in accordance with the provisions of the General Companies Law.

ARTICLE THREE: The company is domiciled in the city of Lima. By decision of the general shareholders meeting, branches, offices, agencies, warehouses, and other similar units may be established anywhere in Peru or abroad.

ARTICLE FOUR: The duration of the company is for an indeterminate term and the company began its activities on October 29, 2008.

SECOND TITLE

SHARE CAPITAL - SHARES

ARTICLE FIVE: The company’s share capital is [*] ([*] and 00/100 soles), represented by [*] shares, of a nominal value of S/ 1.00 (one and 0/100 soles) each, fully subscribed and paid in.

ARTICLE SIX: Shares are registered and may be represented in certificates, which will mandatorily express all the information to which Article 100 of the General Companies Law refers to, book-entry form, in accordance with the applicable securities market rules, or by any other form permitted by law.

In the event that the shares are represented by certificates, these must be signed by two (2) directors or one (1) director and the general manager of the company. The provisions of this Article shall also apply for the issuance of provisional share certificates.

The company may issue provisional share certificates, even when the company or the respective capital increase is pending registration in the corresponding public registry, in accordance with the provisions of Article 87 of the General Companies Law.

The representation of the company’s shares in book-entry form shall be made by means of their registration in the accounting record of the Securities Clearing and Settlement Institution (Institución de Compensación y Liquidación de Valores) in which the entries are made.

ARTICLE SEVEN: The creation of shares shall be recorded in a share ledger where applicable in accordance with the provisions of Article 92 of the General Companies Law. The issuance of shares shall also be recorded in that ledger, in accordance with the provisions of Article 84 of said law, whether they are represented by provisional or final certificates.

The transfers, swaps, and splitting of shares, the establishment of rights and levies on them, and the agreements between shareholders or of shareholders with third parties in connection with the shares or which are intended to exercise the rights inherent thereto shall also be recorded in the ledger. When the shares are represented by account entries, the rules of the securities market shall apply.

The transfer of shares represented by certificates will be recorded in the share ledger in an entry that will be signed by two (2) directors or one (1) director and the general manager of the company. The company shall issue new certificates for the shares that have been the object of the transfer, in accordance with the provisions of the preceding Article six.

The entries in the share ledger that are not the result of a transfer of shares will be signed by two (2) directors or one (1) director and the general manager of the company.

ARTICLE EIGHT: The shares are indivisible, even if the ownership of some of them falls on several people, as co-owners. If so, co-owners shall designate a single person to exercise the shareholder rights. Such designation shall be made by letter with signature legalized by notary public, signed by co-owners representing more than fifty percent (50%) of the rights and actions on co-ownership shares. However, the co-owners shall be jointly and severally liable before the company for any obligations arising from the quality of shareholders. The company shall consider as owner of the share anyone who appears as such on the share ledger.

ARTICLE NINE: The transfer of shares may be carried out in any of the forms permitted by law and there will be no right of first refusal whatsoever.

However, when such shares are represented by certificates, the transfer shall only have effect before the company once: (i) the transferor communicates in writing to the company the transfer of his or her shares; and (ii) the transfer is recorded in the share ledger, an entry that must be signed by two (2) directors, or by one (1) director and the general manager. Any transfer of shares made without complying with the formalities and requirements set out above shall not be enforceable against the company.

In any case of transfer of shares represented by certificates, the company will collect the certificate or certificates of the transferring shareholder and issue a new share certificate or certificates in favor of the new owner, if requested.

When the shares are represented in book-entry form, the transfer shall be made in accordance with the applicable securities market rules. The registration of the transfer in favor of the acquirer produces the same effects as the delivery of the certificates and is enforceable against the company and third parties as from the moment it is made.

2

ARTICLE TEN: Each share confers on its holders the following rights:

1.

Participate in the distribution of profits and in that of the net profits or assets resulting from the liquidation of the company in proportion to his or her holding in the share capital of the company.

2.	Oversee, in the form established in the General Companies Law and in the by-laws, the management of the company’s business.

3.	Intervene and vote in the general shareholders meetings.

4.

Have a priority for the subscription of shares in cases of a capital increase and in other cases of placements of shares; and the subscription of obligations and other securities convertible into shares, with the conditions and exceptions established by the General Companies Law.

5.	Separate from the company in the cases provided for in the General Companies Law and in the by-laws.

6.	All other rights established by the General Companies Law in favor of the shares with the right to vote of an openly held corporation (sociedad anonima abierta).

ARTICLE ELEVEN: The ownership of a share implies the absolute submission to the provisions of these by-laws and to all decisions taken by the general shareholders meeting, without prejudice to the rights to challenge or separation that the General Companies Law grants to the shareholder.

THIRD TITLE

CORPORATE BODIES AND MANAGEMENT

ARTICLE TWELVE: The following are corporate bodies:

1.	The general shareholders meeting.

2.	The board.

3.	The general management.

The management of the company is under the responsibility of the board, the general manager, and one or more managers.

The operation of the corporate bodies is governed by the provisions of these by-laws and the General Companies Law.

FOURTH TITLE

THE GENERAL SHAREHOLDERS MEETINGS

ARTICLE THIRTEEN: The general shareholders meeting shall be convened by the board when ordered by the General Companies Law, established by the by-laws, agreed by the board since it considers it necessary for the corporate interest, or upon request by a number of shareholders representing, at least, five percent (5%) of the shares subscribed with the right to vote of the company and whose voting rights are not suspended by virtue of the provisions of Article 105 of the General Companies Law.

The call will be made by means of a notice published in the Official Journal “El Peruano” and in another newspaper with great circulation in the city of Lima. The advance of the publication of the notice of call to the general shareholders meeting shall be at least twenty-five (25) days.

The notice of call shall contain the indication of the place, day and time of holding of the general shareholders meeting, as well as the matters to be discussed. In a single notice, more than one call can be made, in which case there must not be less than three (3) or more than

3

(10) days between calls. If the duly convened general shareholders meeting is not held in the first call, and the date for the second call has not been provided for in the notice, this must be convened with the same requirements as the first one, and with the indication that it is a second call, within ten (10) days of the date established for the general shareholders meeting that did not take place and three (3) days in advance of the date of the second meeting. Except where two or more calls are published in a single notice, the general shareholders meeting in the second call must be held within thirty (30) days of the first one and the third call within the same period as the second one.

When the call is requested by shareholders representing at least five percent (5%) of the shares subscribed with the right to vote, the board must publish the corresponding notice of call within fifteen (15) days of receipt of the request.

ARTICLE FOURTEEN: The general shareholders meeting meets mandatorily at least once a year within three (3) months of the end of the financial year. Its purposes are the following:

1.	Pronounce, to corporate management, the financial results of the previous financial year expressed in the financial statements.

2.	Decide on the distribution of profits, if any.

3.	Designate or delegate to the board the appointment of external auditors.

4.

Increase or reduce the share capital, or delegate such decision to the company’s board within the limits established by the General Companies Law. Also, amend the by-laws to reflect the increase or reduction of capital.

5.	Elect, when appropriate, the members of the board and set the number of members and their compensation.

6.	Resolve the cases where the General Companies Law or the by-laws provides for their intervention and in any other that requires the corporate interest.

ARTICLE FIFTEEN: It is for the shareholders within the shareholders’ meeting to:

1.	Remove the members of the board and appoint their replacements.

2.	Amend the by-laws in any matter other than capital increases and reductions.

3.	Issue obligations.

4.	Agree to the disposition, in a single act, of assets whose book value exceeds fifty percent (50%) of the company’s capital.

5.	Arrange special investigations and audits.

6.	Agree to the transformation, merger, spin-off, reorganization, and dissolution of the company; as well as to decide on its liquidation.

7.

The revocation of any delegations of powers to the board agreed by the general shareholders meeting, including, but not limited to, the power to agree on capital increases in accordance with Article 206 of the General Companies Law.

8.	Resolve the cases where the General Companies Law or the by-laws provides for their intervention and in any other that requires the corporate interest.

4

ARTICLE SIXTEEN: Notwithstanding the foregoing, the general shareholders meeting shall be understood to be convened and validly constituted anywhere to deal with any matter and to adopt the corresponding agreements, provided that the shareholders or their proxies representing all the shares subscribed with the right to vote are present, and the attendees unanimously accept to conduct the meeting and agree on the matters it intends to address.

ARTICLE SEVENTEEN: Holders of shares entitled to vote that are registered in their name in the share ledger or the accounting record no less than ten (10) days before the holding of the general shareholders meeting, may attend the general shareholders meeting and exercise their rights.

Likewise, the directors and general manager who are not shareholders may attend the meeting, with a voice, but without a vote. Officers, professionals, and technicians working for the company may be invited to attend, with a voice, but without a vote, as well as anyone who may have an interest in the smooth running of corporate matters.

In the event of not being able to attend personally, every shareholder who has the right to attend the general shareholders meeting may be represented by any person appointed by him or her, whether or not he or she is a shareholder for which a simple letter delivered at the company’s domicile will be required for each general shareholders meeting. Proxies must be registered with the company at least forty-eight (48) hours before the time set for holding the general meeting.

ARTICLE EIGHTEEN: The quorum shall be counted and established at the beginning of the general shareholders meeting. For the holding of the general shareholders meeting the attendance of at least fifty percent (50%) of the subscribed shares with voting rights will be necessary in the first call. In the second call, the attendance of shareholders representing at least twenty-five percent (25%) of the subscribed shares with voting rights will suffice. In the event that this quorum is not achieved in the second call, the general shareholders meeting is held in the third call, and the attendance of any number of subscribed shares with voting rights will suffice.

The agreements shall be adopted with the favorable vote of the absolute majority of the subscribed shares with voting rights represented at the general shareholders meeting.

ARTICLE NINETEEN: Notwithstanding the foregoing, the general shareholders meeting may be held without the need for a call when 100% of the shares are represented therein and agree on the matters to be addressed.

However, when the adoption of the agreements relating to the matters referred to in Articles Fourteen and Fifteen is to be made in compliance with a mandatory legal provision, neither the quorum nor the majority referred to in said Article shall be required.

ARTICLE TWENTY: The chair of the board presides over the general shareholders meetings; in his or her absence, the vice president of the board presides; and, in the absence of the latter, the person appointed in the corresponding meeting to this end presides. The general manager acts as secretary of the meeting; in his or her absence, it is done by the person appointed at the meeting.

ARTICLE TWENTY-ONE: At the request of shareholders representing at least twenty-five percent (25%) of the subscribed shares with voting rights, the general shareholders meeting shall be postponed only once, for no less than three (3) or more than five (5) days and without the need for a new call, to discuss and vote on matters on which they do not consider themselves sufficiently informed. Whatever the number of meetings in which a general shareholders meeting is eventually divided, it is considered as one, and a single record will be recorded.

5

ARTICLE TWENTY-TWO: Before the convening of the general shareholders meeting, the list of attendees is prepared, expressing the character or representation of each and the number and number of shares they own or other shares with which they attend. After reading the list, the number of shares represented and their percentage with respect to the total will be determined.

The right to vote cannot be exercised by anyone who has, on his or her own or third parties’ account, interests in conflict with those of the company.

The shares regarding which the right to vote cannot be exercised are counted to establish the quorum of the general shareholders meeting, but are not counted to establish a majority when voting.

ARTICLE TWENTY-THREE: The general shareholders meeting and the agreements adopted therein shall be recorded in minutes expressing a summary of what happened at the meeting. The minutes may be recorded in a book especially open to that effect legalized in accordance with the General Companies Law, on loose sheets, or in any other form provided for by the General Companies Law or other applicable rule.

The minutes of each general shareholders meeting shall meet the requirements set out in Article 135 of the General Companies Law.

FIFTH TITLE

CORPORATE MANAGEMENT

CHAPTER ONE

BOARD OF DIRECTORS

ARTICLE TWENTY-FOUR: Directors shall be elected by the shareholders. The board shall be formed by a number of between three (3) and eleven (11) members, who must necessarily be individuals, and the general shareholders meeting choosing them must decide the number of directors for the respective period. It is not necessary to be a shareholder to be a director.

For each regular director, it will be possible to choose a substitute director, who shall replace the regular director in the event of absence or impediment. Likewise, it will be possible to choose alternate directors, empowered to replace any regular director in the event of absence or impediment, as necessary. Substitute or alternate directors replace the corresponding regular director, definitively in the event of a vacancy or temporarily in the event of absence or impediment.

ARTICLE TWENTY-FIVE: The position of director will be remunerated.

Directors will be elected for a period of one (1) year. They may be reelected indefinitely and will continue in the exercise of their positions, as long as no new election is made.

Directors shall be elected through the cumulative voting procedure. For this purpose, each share entitles as many votes as directors to be elected. Each shareholder may accumulate his or her votes in favor of a single person or distribute them among several. directors who, at the end of the election, obtain the highest number of votes in their favor, following their order, will be proclaimed.

If two (2) or more people obtain an equal number of votes and cannot all be on the board, because the number of directors set for that election does not allow it, it will be decided by lot which of them should be the director or directors.

The form of election referred to in this Article shall not apply when directors are unanimously elected.

6

Substitute or alternate directors may be chosen following the same procedure specified in the preceding paragraphs.

Directors may be removed from office prior to the end of the period referred to in the preceding paragraph, by agreement adopted at the general shareholders meeting.

ARTICLE TWENTY-SIX: Every director can be represented by another individual, who will necessarily have to be another member of the board. The representation must be recorded through a proxy, facsimile, or any written means of communication. In such a case, an express delegation should be made for each meeting.

In the event of the absence or impediment of the regular director, he or she shall be replaced by the corresponding alternate or substitute director, as appropriate.

ARTICLE TWENTY-SEVEN: The board will hold a meeting regularly once every three (3) months and extraordinarily every time requested by one of the board members.

The board shall hold the meetings at the headquarters, unless it is unanimously determined to hold meetings in a different place, including abroad.

In addition, the board may meet in non-face-to-face meetings to be held with the attendance of directors or their representatives through written, electronic, or other means that allow communication and guarantee the authenticity of the agreements.

The call for a face-to-face or non-face-to-face meeting shall be made by the chair, and if he or she does not do so, by the board member requesting its convening, by means of notes, or any other written means of communication, including email to the registered address of the director before the company, and no less than three (3) days in advance of the date indicated for the meeting. In the case of directors residing abroad, who do not have a duly authorized representative, they must be summoned by letter, telex, or facsimile or any other written means of communication, including email to the director’s registered address before the company, at least ten (10) days before the date set for the meeting. In any event, the communication must clearly express the place, day, and time of the meeting and the matters to be addressed therein; however, any director may submit to the board’s consideration the matters that he or she believes are of interest for the company.

Notwithstanding the provisions of the preceding paragraph, the face-to-face or non-face-to-face meeting shall be deemed to have been convened and shall be validly constituted provided that all directors meet and they unanimously accept the holding of the meeting and the matters to be addressed therein.

ARTICLE TWENTY-EIGHT: For the board to hold a meeting validly, it is necessary that half plus one of its members meet face-to-face or non-face-to-face.

ARTICLE TWENTY-NINE: On the board, each director has the right to one vote. The agreements shall be adopted with the favorable vote of the majority of directors.

The director appointed as chair of the board shall have a deciding vote in the event of a draw in the vote of the board, when appropriate.

For the drafting, recording, and signature of the minutes resulting from the face-to-face or non-face-to-face meetings, the following procedure must be followed:

1.

The designated secretary shall draw up the minutes of each meeting, which shall state: the date, time, and place or means of conducting the meeting, the name of the directors present, the matters dealt with, and the resolutions adopted, indicating the votes cast in each case, as well as the records that the directors attending the meeting kindly stated.

7

2.	Directors may raise any comments they consider. If not immediately, the minutes will be considered comprehensive and automatically approved.

3.

The minutes will then be recorded in the book or on loose sheets, including the observations made by the directors attending the meeting, after which the minutes will be signed and this will have legal force and, consequently, the agreements referred to therein will be carried out.

4.	The minutes shall be signed by those who acted as chair and secretary of the meeting or by those who have been expressly appointed for this purpose.

5.

When, for any circumstance, it is not possible to issue the minutes of a board meeting in the book or loose sheets, it shall be issued in a special document, which shall be incorporated in due time into the book of minutes or loose sheets.

ARTICLE THIRTY: The position of director becomes vacant for death, resignation, removal, or for the director incurring any of the grounds of impediment specified by law. If there are no substitute or alternate directors and the vacancy of one or more directors occurred, and as long as a new election is held, the board itself may choose the substitutes to complete the number of directors for the remainder of their term of office.

ARTICLE THIRTY-ONE: The board is responsible for the following:

1.	Choose from among its members its president and vice president when the shareholders have not appointed them.

2.	Establish its own operation.

3.	To become aware of the resignation of its members and to act as set out in Article Thirty-Six of these by-laws.

4.

Temporarily entrust certain matters to one or more of its members or to committees. Any permanent delegation of any faculty of the board and the appointment of directors to exercise it, requires the favorable vote of two-thirds of the members of the board, and must be registered in the Compnies’ Registry of Lima, without the requirement of which it will not be valid.

5.	Grant powers on behalf of the company and revoke them.

6.	Convene the general shareholders meetings.

7.

Prepare the corporate management report, the financial statements, and the proposal for distribution of profit, and submit them on a yearly basis to the consideration of the general shareholders meeting. This attribution is non-transferrable.

8.

Appoint and remove the general manager, the other managers, and the main officials of the company; determine their obligations, powers, and remuneration, without prejudice to the provisions of these by-laws and, without prejudice to the power of the general shareholders meeting to carry out these same acts.

9.	Exercise the powers delegated thereto by the general shareholders meeting.

10.	The only acts that the board cannot perform are those for which approval is reserved to the general shareholders meeting.

ARTICLE THIRTY-TWO: In cases of absence or impediment of the chair of the board, the vice president will replace him or her in all his or her duties. The vice president’s intervention is sufficient as proof of the chair’s absence or impediment.

ARTICLE THIRTY-THREE: Directors are jointly and severally liable for the following:

1.	The damages and losses caused by agreements or acts contrary to law, the by-laws, or those done conducted with intent, abuse of powers, or gross negligence.

2.	For compliance with the agreements of the general shareholders meeting, unless they provide otherwise for particular cases.

8

3.

They will also be jointly and severally liable to the directors who preceded them and for the irregularities they could have committed, if, knowing them, they did not report them in writing to the general shareholders meeting at the time of taking office, or immediately after knowing them.

In any case, the director who has participated in the agreement or who, having become aware of it, has expressed his or her dissatisfaction at the time of the agreement or when he or she learned about it, is not liable, provided that he or she has made sure that such nonconformity is recorded in the minutes or has stated his or her disagreement for the record through a notarized letter.

ARTICLE THIRTY-FOUR: The company will hold board members and company managers (collectively, the “Directive”) harmless, and assumes full and exclusive responsibility for any loss or damage they may suffer as a result of the exercise of their respective positions in the company.

In this sense and being able to enter into agreements that include such obligation, the company undertakes to hold the Directive harmless and exempt them from all liability for any claim, complaint, procedure, investigation, sanction, fine, ruling, or conviction (referred to jointly and interchangeably as the “Claims”) that may be filed, followed or pronounced against the company or directly against any of the Directive as a result of the exercise of their respective position in the company, with the exception of cases in which it is established by final and unappealable decision that such liability is the result of the Directive having violated the law or the by-laws of the company, or of his or her action with intent, gross negligence, or abuse of faculties.

If it is determined that it is not appropriate to indemnify Directive for the reasons referred to in the preceding paragraph, the Directive shall reimburse any amounts advanced by the company to cover expenses or other concepts related to the Claims.

The company will contract and maintain an insurance policy in force (D&O Liability Insurance) that protects each of the Directive against any Claim arising out of the exercise of their respective position in the company.

CHAPTER ONE

MANAGEMENT

ARTICLE THIRTY-FIVE: The general manager shall be appointed by the board or by the general shareholders meeting. The general manager is in charge of the management of the company, under the control of the board and the general shareholders meeting. In order to be a manager, it is not necessary to be a shareholder.

The duration of the position is indefinite and the general manager may be removed at any time by the board or by the general shareholders meeting. In the absence of the general manager, he or she will be replaced by the person appointed by the board or the general shareholders meeting.

The company may have several managers in addition to the general manager, as decided by the board or the general shareholders meeting.

ARTICLE THIRTY-SIX: The powers and attributions of the general manager are those indicated in Article 188 of the General Companies Law and others specifically granted by the board or the general shareholders meeting.

9

ARTICLE THIRTY-SEVEN: The general manager shall have the responsibilities attributed to him or her by Article 190 of the General Companies Law.

SIXTH TITLE

FINANCIAL STATEMENTS AND DISTRIBUTION

OF PROFITS

ARTICLE THIRTY-EIGHT: The financial year of the company will end on December 31 of each year.

At the end of the financial year, the board shall prepare the annual report and the financial statements, with the requirements and information required by the General Companies Law and the other applicable legal provisions, in addition to the proposal for distribution of profit resulting from the financial statement, and shall submit these documents to the consideration of the mandatory annual shareholders meeting held within the first quarter of the financial year. Such documents shall be made available to shareholders, in the company’s offices, with the advance necessary to be submitted for consideration of the mandatory annual meeting.

ARTICLE THIRTY-NINE: The distributable profit obtained by the company shall be applied in the form resolved by the general shareholders meeting, taking into account that, when the company obtains a distributable profit in a given financial year, a minimum of ten percent (10%) of said profit, deducting income tax, must be allocated to a legal reserve, until it reaches an amount equal to the one-fifth (1/5) part of the share capital. Excess over this limit will not have legal reserve status.

The losses corresponding to a financial year shall be compensated with voluntary reserves or profits. In the absence of these, they are compensated with the legal reserve. In the latter case, the legal reserve must be reinstated with the profits of subsequent financial years. The company may capitalize on the legal reserve, being obliged to reinstate it, thus allocating the profits of subsequent financial years to that end.

ARTICLE FORTY: The following rules shall be observed for the distribution of dividends:

1.	Dividends may only be paid based on the profits obtained or substitute reserves and provided that the net worth is not less than the capital paid.

2.

The profits shall be applied in accordance with the agreement adopted in this case by the general shareholders meeting pursuant to the provisions of the General Companies Law, Article Ten of these by-laws, and according to the dividend policy approved by the company.

3.	The distribution of interim dividends is valid.

4.

If the general shareholders meeting agrees to an interim dividend without having the favorable opinion of the board, the joint liability for the payment rests solely with the shareholders who voted in favor of the agreement.

5.	It is valid that the delegation to the board includes the power to agree on the distribution of interim dividends.

The distribution of dividends in money up to an amount equal to half the distributable profit for each financial year is mandatory, after the amount to be applied to the legal reserve is deducted, if requested by shareholders representing at least twenty percent (20%) of the total subscribed shares with voting rights. This request may only refer to the profits of the immediately preceding financial year.

10

SEVENTH TITLE

AMENDMENT OF THE BY-LAWS, INCREASE

AND REDUCTION OF CAPITAL

ARTICLE FORTY-ONE: For any amendment of the by-laws, it is necessary:

1.	To express in the convening of the general shareholders meeting, clearly and accurately, the provisions which amendment will be submitted to the board.

2.	That the agreement be adopted during the general shareholders meeting in accordance with Article Eight.

ARTICLE FORTY-TWO: No amendment of the by-laws may impose on new shareholders obligations of an economic nature, except for those who have expressly set forth their acceptance at the general shareholders meeting or who subsequently do so in an indubitable manner.

ARTICLE FORTY-THREE: The capital of the company may be increased by:

1.	New contributions.

2.	The capitalization of loans against the company; including the conversion of obligations into shares.

3.	The capitalization of profits, reserves, earnings, capital premiums, and revaluation surpluses.

4.	The other forms provided for in the General Companies Law.

The agreements to increase share capital shall be adopted in accordance with the requirements laid down in Article Eighteen of these by-laws, except for the exceptions provided for in these by-laws and in the General Companies Law.

ARTICLE FORTY-FOUR: For the increase of capital by contributions or by capitalization of loans against the company, it is a prerequisite that all subscribed shares be fully paid. This requirement shall not be enforceable when there are capital calls by delinquent shareholders against whom the company has initiated process and in the other cases provided for by the General Companies Law.

ARTICLE FORTY-FIVE: In the capital increase by new contributions, shareholders will have preemptive right to subscribe, on the pro rata basis of their shareholding, the shares that are created.

Shareholders who are in arrears in the payment of capital calls may not exercise this right, and their shares shall not be counted to establish the pro rata share in the preemptive right.

There is no preemptive subscription right in the increase in capital by conversion of bonds into shares, when the company grants certain shareholders or third parties the option to subscribe shares referred to in Article 103 of the General Companies Law, or in cases of reorganization of companies established in said law.

The exercise of the preemptive subscription right is governed by the provisions of Article 208 of the General Companies Law.

By virtue of Article 259 of the General Companies Law, if the increase of capital by new contributions (i) has been adopted by agreement of the general shareholders meeting in the form and with the quorum provided for in Article 257 of the General Companies Law and which also has the favorable vote of at least 40% of the subscribed shares with voting rights, and (ii) has not been adopted for the purpose, direct or indirect, of improving the shareholding position of any of the shareholders, shareholders shall not have preemptive right to subscribe the shares that are created.

11

In those cases where the increase in capital by new contributions referred to in the preceding paragraph results in the creation of shares that will be object of a public offering, it will be required that the agreement of the general shareholders meeting approving such an increase only has the favorable vote of at least 25% of the subscribed shares with voting rights.

ARTICLE FORTY-SIX: The agreements of share capital reduction shall be adopted in accordance with the requirements set out in Article Eighteen of these by-laws. The general shareholders meeting shall indicate the procedure by which the company will carry out such a reduction.

EIGHTH TITLE

DISSOLUTION, LIQUIDATION, AND EXTINCTION OF THE COMPANY

ARTICLE FORTY-SEVEN: The company shall proceed to its dissolution and liquidation in the cases provided for by the General Companies Law or when resolved by the general shareholders meeting convened or gathered for that purpose.

Once dissolved, the company will retain its legal entity for the duration of the liquidation and until the extinction is recorded in the Registry of Legal Entities, having to add to its name the words “in liquidation” in its documents and correspondence during this period. In the event of dissolution by agreement, the general shareholders meeting shall appoint, in the same act, the liquidators in a number that will necessarily be odd. The agreement mentioned shall be adopted in accordance with the provisions of Article Eighteen of these by-laws. In order to be a liquidator, it is not necessary to be a shareholder.

Liquidators may be removed at any time by the general shareholders meeting. In the same act, the board shall designate the person or persons who shall replace the removed liquidator or liquidators.

Liquidators shall have the powers and obligations conferred on them by the General Companies Law, and must comply with the rules contained in such a provision of law in the performance of their duties.

NINTH TITLE

GENERAL PROVISIONS

ARTICLE FORTY-EIGHT: All cases not provided for in these by-laws will be resolved in accordance with the provisions of the General Companies Law and, in general, Peruvian legislation.

ARTICLE FORTY-NINE: Any discrepancy or controversy arising between the shareholders, directors, or administrators of the company, as a result of the interpretation or application of these by-laws, the General Companies Law, and other applicable rules, will be resolved by means of an arbitration of law, which will be carried out in accordance with the rules, guidelines, and administration of the Arbitration Center of the Lima Chamber of Commerce. Challenges to agreements adopted by the general shareholders meeting will also be resolved by arbitration.

The arbitral award shall be unappealable and final.

The arbitration will take place in the city of Lima, and will be conducted in Spanish.

ARTICLE FIFTY: Any discrepancy or controversy arising against the company or the directors or managers of the company, on the basis of, or as a result of, the interpretation or application of the state or federal securities rules of the United States of America, may only be submitted and resolved by the United States District Court for the Southern District of New York, or in the

12

event that such court is replaced, by any other federal court of first instance of the United States of America with jurisdiction over the Borough of Manhattan in New York City. This, without prejudice to the exclusive jurisdiction of the courts of the Republic of Peru as regards any other matter governed by Peruvian law.

***

CERTIFICATION OF THE GENERAL MANAGER

I, Arturo Juan Nuñez Devescovi, identified with DNI No. 07840226 in my capacity as general manager of Auna S.A.A. (formerly Grupo Salud del Perú SAC) (the “Company”), hereby certify that the preceding text corresponds to the updated and current by-laws of the Company as of [*] of [*] of 2020, which is registered in the Company’s file in the public registry, No. 12233774 of the Companies’ Registry of Lima.

Arturo Juan Nuñez Devescovi

DNI No. 07840226

General Manager

13